                                                                      EXHIBIT 11

                              THE LOEWEN GROUP INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                YEARS ENDED DECEMBER 31,
                                                                ------------------------
                                                            1996          1995           1994
                                                           ------        ------         ------

BASIC
  Net earnings (loss) available to Common shareholders   $ 55,032       $(76,684)      $ 38,494
  Weighted average shares outstanding. . . . . . . . .     56,743         45,291         39,701
  Basic earnings (loss) per share. . . . . . . . . . .   $   0.97       $  (1.69)      $   0.97
                                                         ========       ========       ========

Fully diluted
  Net earnings (loss). . . . . . . . . . . . . . . . .   $ 55,032       $(76,684)      $ 38,494
  Add: imputed earnings from dilutive options,
  net of tax effect. . . . . . . . . . . . . . . . . .        497           --            1,775
                                                         --------       --------       --------

  Fully diluted net earnings (loss). . . . . . . . . .   $ 55,529       $(76,684)      $ 40,269
                                                         ========       ========       ========

  Weighted average shares outstanding. . . . . . . . .   $ 56,743         45,291         39,701
  Shares issuable upon assumed conversion of
  dilutive options . . . . . . . . . . . . . . . . . .        642           --            2,019
                                                         --------       --------       --------
  Fully diluted shares . . . . . . . . . . . . . . . .     57,385         45,291         41,720
                                                         ========       ========       ========

  Fully diluted earnings (loss) per share. . . . . . .   $   0.97       $  (1.69)      $   0.97
                                                         ========       ========       ========